UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10/A
(Amendment No. 3 )
GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

AIR INDUSTRIES GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-4458244
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

1479 North Clinton Avenue Bay Shore, New York	11706
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code-(631) 968-5000

Securities to be registered pursuant to Section 12(b) of the Act: None

Title of each class	Name of each exchange on which
To be so registered	each class is to be registered
None	N/A

Securities to be registered pursuant to section 12(g) of the Act:
              Common Stock, $0.001 par value
(Title of class)

     Indicate by check mark if the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and smaller reporting company in Rule 12b-2 of the Exchange Act. (Check one)

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-accelerated Filer ☐ (Do not check if a smaller reporting Company)	Smaller Reporting Company ☒

Explanatory Note

This amendment is being filed to include the XBRL exhibits to Amendment No. 2 to the Registrant’s Registration Statement on Form 10/A filed on November 30, 2012.

Item 15. , Financial Statements and Exhibits

Documents previously filed as part of this Report:

      1. Financial Statements

(a)	Financial Statements filed as part of this registration statement:

1)	Air Industries Group, Inc. – Years ended December 31, 2011 and 2010

Independent Auditors' Report

Consolidated Balance Sheets as at December 31, 2011 and 2010.

Consolidated Statements of Operations for the Years ended December 31, 2011 and 2010

Consolidated Statements of Stockholders Equity for the Years ended December 31, 2011 and 2010

Consolidated Statements of Cash Flows for the Years ended December 31, 2011 and 2010

Notes to Consolidated Financial Statements

2)	Air Industries Group, Inc. – Nine months ended September 30, 2012 and 2011

Independent Accountants' Review Report

Condensed Consolidated Balance Sheets as of September 30, 2012 (unaudited) and December 31, 2011

Condensed Consolidated Statements of Income for the nine months and three months ended September 30, 2012 (unaudited) and September 30, 2011 (unaudited)

Condensed Consolidated Statements of Stockholders’ Equity for the period ended September 30, 2012 (unaudited)

Condensed Consolidated Statements of Cash Flows for the period ended September 30, 2012 (unaudited)

Notes to Condensed Consolidated Financial Statements

3)	Nassau Tool Works, Inc. – Year ended December 31, 2011

Independent Auditors' Report

Balance Sheet as of December 31, 2011

Statement of Earnings for the Year ended December 31, 2011

Statement of Stockholders’ Equity for the Year ended December 31, 2011

Statement of Cash Flows for the Year ended December 31, 2011

Notes to Financial Statements

4)	Nassau Tool Works, Inc. – Year ended December 31, 2010 (unaudited)

Independent Accountants' Review Report

Balance Sheet as of December 31, 2010 (unaudited)

Statement of Income and Retained Earnings for the Year ended December 31, 2010 (unaudited)

Statement of Cash Flows for the Year ended December 31, 2010 (unaudited)

Notes to Financial Statements

5)	Nassau Tool Works, Inc. – Three Months ended March 31, 2012

Balance Sheet as of March 31, 2012 and December 31, 2011 (unaudited) (unreviewed)

Statement of Earnings for the three months ended March 31, 2012 and 2011 (unaudited) (unreviewed)

Statement of Cash Flows for the three months ended March 31, 2012 and 2011 (unaudited) (unreviewed)

Notes to Financial Statements

6)	Pro-Forma Financial Information

Pro-forma Statement of Operations of Air Industries, Inc. and Nassau Tool Works, Inc. for the Year ended December 31, 2011

Pro-forma Statement of Operations of Air Industries, Inc. and Nassau Tool Works, Inc. for the Nine Months ended September 30, 2012

2. Financial Statement Schedules:

None

3. Exhibits

Exhibit No.  Description
----------- -----------

2.1	Debtor's Amended Plan of Reorganization (incorporated by reference to Exhibit 2.1 of Registrant's Current Report on Form 8-K filed January 14, 2005).

2.2
Merger Agreement, dated as of November 14, 2005, among Gales Industries Incorporated, two of its stockholders, Gales Industries Merger Sub, Inc., and Ashlin Development Corporation (incorporated herein by reference to Exhibit 10.1 of Registrant's Current Report on Form 8-K filed November 21, 2005).

3.1	Certificate of Incorporation of the Registrant (incorporated by referenceto Exhibit 3.1 of Registrant's Current Report on Form 8-K filed February 15, 2006).

3.2	Certificate of Amendment to Certificate of Incorporation changing our corporate name (incorporated by reference to Exhibit 3.1 of Registrant's Current Report on Form 8-K filed July 2, 2009).

3.3
Certificate of Amendment to Certificate of Incorporation increasing the number of shares of our authorized capital stock (incorporated by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K filed April 7, 2008).

3.4	Certificate of Designation (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed April 18, 2007).

3.5
Certificate of Amendment of Certificate of Designation as filed with the Office of the Secretary of State of Delaware on October 16, 2009 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed October 16, 2009).

3.6	Certificate of Amendment of Certificate of Designation as filed with the Office of the Secretary of State of Delaware on September 10, 2010.

3.7
Certificate of Amendment to Certificate of Incorporation as filed with the Office of the Secretary of State of Delaware on September 20, 2010, as amended on September 29, 2012, providing for a 1 for 400 reverse stock split.

3.8	By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant's Current Report on Form 8-K filed February 15, 2006).

4.1
Form of Warrant Agreement dated as of December 31, 2008 between the Registrant and Taglich Brothers, Inc. (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed January 7, 2009).

10.1
Stock Purchase Agreement, dated as of July 25, 2005, by and among Gales Industries Incorporated, Air Industries Machining, Corp., Luis Peragallo, Jorge Peragallo, Peter Rettaliata and Dario Peragallo (incorporated by reference to Exhibit 10.2 of the Registrant's Current Report on Form 8-K filed December 6, 2005.)

10.2
Contract of Sale, dated as of November 7, 2005, by and between DPPR Realty Corp. and Gales Industries Incorporated for the purchase of the property known as 1480 North Clinton Avenue, Bay Shore, NY (incorporated by reference to Exhibit 10.5 of the Registrant's Current Report on Form 8-K filed December 6, 2005).

10.3
Contract of Sale, dated as of November 7, 2005, by and between KPK Realty Corp. and Gales Industries Incorporated for the purchase of the property known as 1460 North Fifth Avenue and 1479 North Clinton Avenue, Bay Shore, NY (incorporated by reference to Exhibit 10.6 of the Registrant's Current Report on Form 8-K filed December 6, 2005).

10.4	2005 Stock Incentive Plan (incorporated by reference to Exhibit 10.14 of the Registrant's Current Report on Form 8-K filed December 6, 2005).

10.5
Revolving Credit, Term Loan, Equipment Line and Security Agreement, dated as of November 30, 2005, by and between Air Industries Machining, Corp., PNC Bank, National Association, as Lender, and PNC Bank, National Association, as Agent (incorporated by reference to Exhibit 10.19 of the Registrant's Current Report on Form 8-K filed December 6, 2005).

10.6
Mortgage and Security Agreement, dated as of November 30, 2005, by and between Air Industries Machining, Corp. and PNC Bank (incorporated by reference to Exhibit 10.20 of the Registrant's Current Report on Form 8-K filed December 6, 2005).

10.7
Long Term Agreement, dated as of August 18, 2000, between Air Industries Machining, Corp. and Sikorsky Aircraft Corporation (incorporated by reference to Exhibit 10.21 of the Registrant's Current Report on Form 8-K filed December 6, 2005).

10.8
Long Term Agreement, dated as of September 7, 2000, between Air IndustriesMachining, Corp. and Sikorsky Aircraft Corporation (incorporated by reference to Exhibit 10.22 of the Registrant's Current Report on Form 8-K filed December 6, 2005).

10.9

Stock Purchase Agreement, dated January 2, 2009, between Gales IndustriesIncorporated, Sigma Metals, Inc. ("Sigma Metals"), and George Elkins, Carole Tate and Joseph Coonan, the shareholders of Sigma Metals (incorporated by reference to Exhibit 10.01 of the Registrant's Current Report on Form 8-K filed January 2, 2009).

10.10	Form of Subscription Agreement (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report filed on Form 8-K filed April 18, 2009).

10.11	Form of Promissory Note (incorporated by reference to Exhibit 10.2 to the Registrant's Current Report filed on Form 8-K filed April 18, 2009).

10.12
Stock Purchase Agreement, dated March 9, 2009, between Gales Industries Incorporated and John Gantt and Lugenia Gantt, the shareholders of Welding Metallurgy, Inc. (incorporated by reference to Exhibit 10.1 of the Registrant's Current Report on Form 8-K   filed March 14, 2009).

10.13
Amendment No. 1 dated August 2, 2009 to the Stock Purchase Agreement, dated March 9, 2009, between Gales Industries Incorporated and John Gantt and Lugenia Gantt, the shareholders of Welding Metallurgy, Inc. (incorporated by reference to Exhibit 10.1 of Registrant's Current Report on Form 8-K/A filed August 3, 2009).

10.14
7% Promissory Note of Registrant in the principal amount of $2,000,000 in favor of John and Lugenia Gantt (incorporated by reference from the Registrant's Current Report on Form 8-K filed August 26, 2009).

10.15
Registration Rights Agreement dated as of August 24, 2009 by and among the Registrant and John and Lugenia Gantt (incorporated by reference from the Registrant's Current Report on Form 8-K filed August 26, 2009).

10.16
Amended and Restated Promissory Note dated as of August 26, 2009 payable to John John and Lugenia Gantt (the "Amended and Restated Gantt Note") (incorporated by reference from Exhibit 10.46 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2007 (the “2007 Form 10-K”)).

10.17	Amendment dated as of October 9, 2009 to Amended and Restated Gantt Note (incorporated by reference from Exhibit 10.47 to the Registrant's 2007 Form 10-K).

10.18
Loan and Security Agreement dated as of August 24, 2009 among Air Industries Machining, Corp., Sigma Metals, Inc., Welding Metallurgy, Inc. and Steel City Capital Funding LLC. (incorporated by reference from the Registrant's Current Report on Form 8-K filed August 26, 2009).

10.19
Eighteenth Amendment to the Revolving Credit, Term Loan and Security Agreement dated as of November 30, 2005 with the financial institutions named therein (the "Lenders") and PNC Bank N.A., as agent for the Lenders, as amended.

10.20
Securities Purchase Agreement for sale of junior subordinated notes and series B convertible preferred stock (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed October 7, 2010).

10.21	Junior Subordinated Note due 2010 (incorporated by reference to Exhibit 10.2 to the Registrant's Current Report on Form 8-K filed October 7, 2010).

10.22	Asset Purchase Agreement dated as of June 20, 2012 among the Registrant, Nassau Tool Works, Inc., Vincent DiCarlo and Robert E. Hunt.*

10.23	Assignment and Assumption Agreement dated as of June 20, 2012 between the Registrant and NTW Operating Inc.*

10.24	2010 Equity Incentive Plan.*

10.25.	Subscription documents for purchase of common stock and conversion of junior subordinated notes into common stock.*

10.26.	Placement Agent Agreement dated as of May 21, 2012 between the Registrant and Taglich Brothers Inc.*

14.1
Code of Ethics (incorporated by reference to Exhibit 14.1 to the Registrant's Registration Statement on Form SB-2 (Registration No. 333-144561) filed July 13, 2009 and declared effective July 27, 2009).

21.1	Subsidiaries*
____________
* Filed as an Exhibit to our Registration Statement on Form 10 filed on October 2, 2012.

101.INS**	XBRL Instance Document

101.SCH**	XBRL Taxonomy Extension Schema Document

101.CAL**	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF**	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB**	XBRL Taxonomy Extension Label Linkbase Document

101.PRE**	XBRL Taxonomy Extension Presentation Linkbase Document

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AIR INDUSTRIES GROUP, INC.

Dated: December 6, 2012	By:	/s/ Peter D. Rettaliata
Peter D. Rettaliata
President and CEO
(principal executive officer)